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                                                                    EXHIBIT 15.2



                                                  August 16, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  AirTouch Communications, Inc.
Registration Statement on Form S-8

We are aware that our report dated May 10, 1995 on our review of interim financial information of AirTouch Communications, Inc. for the period ended March 31, 1995 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1996 is incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                                 Very truly yours,



                                                 /s/ Coopers & Lybrand L.L.P.

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